SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2014

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23‑2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 24, 2014, the Board of Directors (the “Board”) of USA Technologies, Inc. (the “Company”), unanimously approved various amendments to the Company’s Bylaws which became effective immediately.

The Board amended Section 3.02(c) of the Bylaws to provide that if an annual meeting of shareholders would be held more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting of shareholders, any notice by a shareholder of nominations or other business relating to such annual meeting would, to be timely, have to be received by the Company not later than the close of business on the later of (i) the 60th day prior to the annual meeting or (ii) the 10th day following the date on which public announcement of the date of the annual meeting is first made by the Company. Prior to the amendment, this provision of the Bylaws had provided that any such notice had to be received not later than the later of (i) the 60th day prior to the annual meeting, or (ii) the 10th day following (x) the date on which public announcement of the date of the meeting is first made by the Company or (y) the date notice of the meeting is first mailed to shareholders.

The Board amended Section 4.03(a) of the Bylaws to provide that the Board of Directors would consist of not less than five nor more than nine members, with the exact number to be fixed from time to time by resolution of the Board. Prior to the amendment, the Bylaws provided that the Board would consist of nine members. Pursuant to Section 4.03(a) of the Bylaws, as amended, on April 24, 2014, the Board fixed the size of the Board at seven members commencing from and after the 2014 annual meeting of shareholders of the Company.

The Board amended Section 4.03(b) of the Bylaws to delete certain provisions relating to the transition of the Board from a classified board to a non-classified board because these provisions were no longer applicable to the Board.

The Board also amended Section 8.08 of the Bylaws to eliminate the requirement that certain provisions of the Bylaws could not be amended or repealed by the Board unless 66% of the independent directors then in office approved such amendment or repeal as well as certain other provisions that were no longer applicable to the Board.

The foregoing description of the amendments does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Bylaws of USA Technologies, Inc.
SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: April 30, 2014	By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Chief Executive Officer

Index to Exhibits

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of USA Technologies, Inc.